Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 4, 2020 relating to the financial statements, which appears in The AZEK Company Inc.’s Registration Statement on Form S-1 (File No. 333-252219). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-252219) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
January 21, 2021